UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

PULASKI FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Missouri	0- 24571	43-1816913
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12300 Olive Boulevard, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip Code)

(314) 878-2210

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 14, 2011, the Board of Directors of Pulaski Financial Corp. (the “Company”), the parent of Pulaski Bank granted an aggregate of 250,000 shares of contingent, performance-based restricted stock to six executive officers under the Pulaski Financial Corp. 2006 Long-Term Incentive Plan, including the following grants to the Company’s named executive officers:

Gary W. Douglass	36,000
Brian C. Boyles	21,500
W. Thomas Reeves	50,000

The shares of restricted stock vest as follows:  25% on the date of the filing of the annual report on Form 10-K for the year ended September 30, 2012; 25% on the date of the filing of the annual report on Form 10-K for the year ended September 30, 2013; and 50% on the date of the filing of the annual report on Form 10-K for the year ended September 30, 2014.  In each case the vesting is subject to the Company’s achievement of certain earnings per share targets.  The grants do not provide for partial vesting for performance levels achieved below the stated targets nor will additional shares be granted if the Company’s performance exceeds the earnings per share targets.  If an earnings per share target is not met, vesting may still occur in a subsequent period based on cumulative results.  Additionally, recipients cannot receive the final vesting unless the Company’s total shareholder return exceeds certain peer indices.

One third of the shares received are required to be held until the earlier of retirement or five years from the date of vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2011	By:	/s/ Paul J. Milano
Paul J. Milano
Chief Financial Officer